UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

ALPINE INCOME PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	Commission File Number 001-39143	84-2769895
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

1140 N. Williamson Blvd., Suite 140 Daytona Beach, Florida	32114
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code

(386) 274-2202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	PINE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2021, the Operating Partnership, the Company and certain subsidiaries of the Company entered into a term loan credit agreement (the “2027 Term Loan Agreement”) for an unsecured term loan (the “2027 Term Loan”) in an aggregate principal amount of $80 million maturing in January 2027. KeyBank National Association will act as Administrative Agent. KeyBanc Capital Markets Inc., Regions Capital Markets and U.S. Bank National Association will act as Joint Lead Arrangers and KeyBanc Capital Markets Inc. will act as the Sole Book Runner. Bank of Montreal, Raymond James Bank and The Huntington National Bank also participated in the Term Loan.

The 2027 Term Loan includes an accordion option that allows the Company to request additional lender commitments in an aggregate amount not to exceed $200 million.

Borrowings under the 2027 Term Loan Agreement bear interest, subject to a pricing grid over LIBOR, as determined by the Company’s leverage (as defined in the 2027 Term Loan Agreement).

The Operating Partnership will be subject to customary restrictive covenants under the 2027 Term Loan, including, but not limited to, limitations on the Operating Partnership’s ability to: (a) incur indebtedness; (b) make certain investments; (c) incur certain liens; (d) engage in certain affiliate transactions; and (e) engage in certain major transactions such as mergers. In addition, the Operating Partnership will be subject to various financial maintenance covenants as described in the 2027 Term Loan Agreement.

The foregoing description of the 2027 Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2027 Term Loan Agreement, to be filed with the Company’s Current Report on Form 10-Q for the three months ended September 30, 2021.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On October 4, 2021, the Company issued a press release regarding the entry into the 2027 Term Loan Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to Current Report on Form 8-K.

The furnishing of the press release is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the press release includes material investor information that is not otherwise publicly available. In addition, the Company does not assume any obligation to update such information in the future.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description
99.1	Press release issued October 4, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2021	Alpine Income Property Trust, Inc.

By:/s/ Matthew M. Partridge

Matthew M. Partridge,

Senior Vice President, Chief Financial Officer and

Treasurer